CACI Issues Guidance for Its Fiscal Year 2009

FY 2009 revenue projected at $2.55 billion to $2.65 billion
FY 2009 net income projected at $89.8 million to $96.0 million
FY 2009 diluted EPS projected to be $2.90 to $3.10
FY 2009 operating cash flow projected to be in excess of $130 million
FY 2008 guidance reiterated

Arlington, Va., June 25, 2008 - CACI International Inc (NYSE: CAI), a leading professional services and information technology provider to the federal government, issued its guidance for its Fiscal Year 2009 (FY09) beginning July 1, 2008. CACI provides innovative solutions to meet America’s needs in national defense, intelligence, homeland security, and the transformation of government, and is a leading strategic consolidator in its market space.

Guidance for Fiscal Year 2009

For FY09, we expect revenue to range from $2.55 billion to $2.65 billion, an increase of approximately six to ten percent above the midpoint of Fiscal Year 2008 (FY08) revenue guidance. We expect net income to range from $89.8 million to $96.0 million, an increase of approximately nine to 16 percent above the midpoint of FY08 net income guidance. We expect that diluted earnings per share (EPS) will be between $2.90 and $3.10, an increase of approximately seven to 15 percent above the midpoint of FY08 diluted EPS guidance. We also project that cash flows from operations will be in excess of $130 million. FY09 guidance does not include any impacts from future acquisitions.

The table below summarizes the guidance ranges for FY09:
(In millions except for earnings per share)	Fiscal Year 2009
Revenue	$2,550 - $2,650
Net income	$89.8 - $96.0
Diluted earnings per share	$2.90 - $3.10
Diluted weighted average shares	31.0

Following are the areas of continuing management focus for FY09:

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Increasing shareholder value by maintaining progress towards our financial goals of achieving at least eight to ten percent annual organic revenue growth, an annual operating margin of at least eight percent, and annual net income growth of at least 15 percent within two to three years.

●	Providing high-value services and solutions through our strong functional core competencies to sustain our client base and to win new business opportunities.

•	Expanding our distinctive solutions in the Intelligence Community to counter global terrorism.

•	Continuing our progress to make CACI an employer of choice while increasing the CACI direct labor content of our work by hiring and retaining highly qualified employees.

•	Targeting accretive, strategic, and value-added acquisitions with strong competencies that complement CACI solutions and have high margins and strong growth.

This guidance represents our views as of June 25, 2008. Investors are reminded that actual results may differ for the reasons described below and in our filings with the Securities and Exchange Commission.

FY08 Guidance Reiterated

We expect our revenue for Fiscal Year 2008 to be within the current guidance range of $2.375 to $2.425 billion. We also expect that our diluted earnings per share will be in the upper half of our current guidance range of $2.65 to $2.75.

Commentary

Commenting on the FY09 guidance, Bill Fairl, CACI’s Acting President and Chief Executive Officer, said, “I have the greatest confidence in our ability to increase shareholder value and achieve CACI’s growth objectives by helping our government clients solve their greatest challenges. Our strong performance during the second half of FY08 has established a solid foundation as we move into FY09. We expect FY08 to result in double-digit organic revenue growth, improved earnings per share, a strong level of awards, and a record level of contract funding orders. Our acquisitions continue to perform well ahead of plan, and we are concluding an extremely successful year of hiring, culminating in our employee base reaching approximately 12,000 people.”

Fairl continued: “During FY09, we expect to make continued significant progress towards our financial and operating goals, the most important of which is achieving at least 15 percent annual growth in net income in the next two to three years. Going forward, our focus remains on providing timely and essential professional services and information technology solutions for our markets in national defense, intelligence, homeland security, and the improvement of government services. We believe our clients in these markets will continue to receive priority funding next year and beyond. They are carrying out missions of tremendous importance - our nation’s highest priorities - and we are proud to serve them. We are dedicated to making FY09 another year of quality client service and best value, while growing our business, and increasing shareholder value.”

Conference Call Information

We have scheduled a conference call for 8:30 AM ET Thursday, June 26th. Interested parties can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. They may also dial in to 877-627-6580, confirmation code 3404635. A replay of the call will be available over the Internet beginning approximately 1:00 PM ET, and can be accessed through CACI’s homepage by clicking on the CACI Investor Info button.

About CACI
CACI International Inc provides the professional services and IT solutions needed to prevail in today’s defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; information assurance, information operations, and cyber security services; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. We add value to our clients’ operations, increase their skills and capabilities, and enhance their missions. CACI is a member of the Fortune 1000 Largest Companies of 2007 and the Russell 2000 index. CACI provides dynamic careers for approximately 12,000 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; changes in interest rates; currency fluctuations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; and (iv) accounting for convertible debt instruments; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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Corporate Communications and Media: Jody Brown, Executive Vice President, Public Relations (703) 841-7801, jbrown@caci.com	Investor Relations: David Dragics, Senior Vice President, Investor Relations (866) 606-3471, ddragics@caci.com